EXHIBIT 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-68593 and 333-79141) of MediaBin, Inc. of our report dated February 28, 2003 relating to the financial statements and financial statement schedules, which appears in this Form 10-K.

/s/  PricewaterhouseCoopers LLP

Atlanta, Georgia

March 28, 2003